UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2019

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 6, 2019, the Board of Directors of McDonald’s Corporation (the “Company”) increased the size of the Company’s Board of Directors (the “Board”) by one to a total of 12 Directors and on the same date elected Catherine M. Engelbert as Director. The Board has not elected Ms. Engelbert to any Board Committee at this time. A copy of the press release issued by the Company on December 9, 2019, announcing Ms. Engelbert’s election to the Board is attached as Exhibit 99.1 hereto.

On December 5, 2019, the Compensation Committee of the Board determined that it was appropriate to provide enhanced relocation benefits to Joseph Erlinger, President, McDonald’s USA, in connection with his relocation to the U.S. as a result of him assuming that role on November 1, 2019. The enhanced benefits provide for additional allowances to help offset incidentals incurred in the move, as well as facilitate the transition of Mr. Erlinger and his family to the U.S. and defray certain educational commitments.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2019, the Board amended and restated the By-Laws of the Company (the “Amended and Restated By-Laws”), effective immediately, to add a new By-Law that specifies the Company’s state of incorporation, Delaware, as the designated and exclusive forum in which covered litigation would be filed. This amendment does not deny substantive claims under Delaware law that shareholders are legally entitled to bring and is intended to help prevent duplicative, multi-forum litigation, which can cost the Company a significant amount of resources to defend and lead to inconsistent results. Furthermore, the new By-Law channels such litigation to the courts in Delaware, which is the Company’s state of incorporation as noted above and a forum uniquely positioned to apply Delaware corporate law, to adjudicate these claims that arise under Delaware law.

The description of the amendment to the Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 8.01. Other Events.

On December 6, 2019, the Board named Ian Borden President, International, effective that same day. Prior to his appointment as President, International, Mr. Borden, 50, served as President - International Developmental Licensed Markets, a position he has held since January 1, 2019. Prior to that, Mr. Borden served as President - Foundational Markets, from July 2015 through December 2018. From January 2014 through June 2015, Mr. Borden served as Vice President and Chief Financial Officer - McDonald’s Asia/Pacific, Middle East and Africa. He has served the Company for 25 years. A copy of the press release issued by the Company on December 10, 2019, announcing the appointment of Mr. Borden as President, International is attached as Exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3	By-Laws of McDonald’s Corporation, as amended and restated effective December 6, 2019

99.1	Press Release of McDonald’s Corporation issued December 9, 2019: Cathy Engelbert Elected to McDonald’s Board of Directors

99.2	Press Release of McDonald’s Corporation issued December 10, 2019: McDonald’s Names Ian Borden as President, International

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	December 10, 2019	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President, Associate General Counsel and Assistant Secretary